Exhibit 10.1

AMENDMENT TO LETTER AGREEMENT

THIS AMENDMENT TO LETTER AGREEMENT (this “Amendment”) is made and entered into as of December 3, 2025, and shall be effective as of the Closing (defined below), by and among (i) Andretti Acquisition Corp. II, a Cayman Islands exempted company limited by shares (the “Company”), (ii) Andretti Sponsor II LLC, a Delaware limited liability company (the “Sponsor”), (iii) XFC Battery Ltd., an Israeli company limited by shares (“Pubco”), and (iv) the undersigned individuals, each of whom is a member of the Company’s board of directors and/or management team and who, along with the Sponsor and other transferees of the applicable Company securities, is referred to as an “Insider” pursuant to the terms of the Letter Agreement (as defined below). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Original Letter Agreement (as defined below) (and if such term is not defined in the Original Letter Agreement, then in the Business Combination Agreement (as defined below)). The provisions of Section 10.14 (Interpretation) of the Business Combination Agreement are incorporated by reference herein mutatis mutandis.

RECITALS

WHEREAS, the Company, the Sponsor and the Insiders are parties to that certain Letter Agreement, dated as of September 5, 2024 (the “Original Letter Agreement” and, as amended by this Amendment, the “Letter Agreement”), pursuant to which, among other things, the Sponsor and the undersigned Insiders agreed to (i) waive their redemption rights with respect to their Ordinary Shares that they may have in connection with the consummation of the proposed Business Combination, (ii) vote any Ordinary Shares owned by it, him or her in favor of any proposed Business Combination for which the Company seeks approval and (iii) certain transfer restrictions with respect to the Founder Shares and Private Placement Warrants (and the Class A Ordinary Shares underlying such Private Placement Warrants);

WHEREAS, on or about the date hereof, the Company, Pubco, StoreDot Ltd., an Israeli company limited by shares (“StoreDot”), and the Merger Subs entered into that certain Business Combination Agreement (the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, among other matters, upon the consummation of the transactions contemplated by the Business Combination Agreement (the “Closing”): (a) Company Merger Sub shall merge with and into StoreDot, with StoreDot continuing as the surviving company (the “Company Merger”), and in connection therewith (i) the shares of StoreDot issued and outstanding immediately prior to the Company Merger Effective Time shall be cancelled in exchange for the right of the holders thereof to receive Pubco Ordinary Shares, (ii) at the Company Merger Effective Time, each Company Option that is outstanding and unexercised immediately prior thereto shall, automatically and without any action on part of the holder thereof, be assumed and adjusted into an option to purchase Pubco Ordinary Shares in accordance with the terms and conditions set forth in the Business Combination Agreement, (iii) at the Company Merger Effective Time, each Company Warrant that is outstanding immediately prior thereto shall, automatically and without any action on the part of the holder thereof, be assumed and adjusted into a warrant exercisable for Pubco Ordinary Shares in accordance with the terms and conditions set forth in the Business Combination Agreement, and (iv) each other StoreDot security that by its terms converts into or is exchangeable for Company Ordinary Shares in connection with, or immediately prior to, the Closing (including the conversion of Company Preferred Shares in accordance with the Current Company Articles) shall so convert or be exchanged in accordance with its terms and, following such conversion or exchange, shall be treated as set forth in clause (i) above; (b) immediately after the consummation of the Company Merger, SPAC Merger Sub shall merge with and into SPAC, with SPAC continuing as the surviving company (the “SPAC Merger” and, together with the Company Merger, the “Mergers”), and in connection therewith, each issued and outstanding security of SPAC immediately prior to the SPAC Merger Effective Time shall no longer be outstanding and shall automatically be cancelled, in exchange for the right of holders thereof to receive a substantially equivalent security of Pubco; and (c) as a result of such Mergers, SPAC and StoreDot each shall become wholly owned subsidiaries of Pubco, and Pubco shall become a publicly traded company, all upon the terms and conditions set forth in the Business Combination Agreement and in accordance with the provisions of the Cayman Islands Companies Act, Israeli Companies Law and other applicable Law;

WHEREAS, the parties hereto desire to amend the Original Letter Agreement to (i) add Pubco as a party to the Letter Agreement, (ii) revise the terms thereof in order to reflect the transactions contemplated by the Business Combination Agreement, including the issuance of Pubco Ordinary Shares and Pubco Warrants in exchange for the Company’s ordinary shares and warrants, respectively, and (iii) amend the terms of the lock-up set forth in Section 8 of the Original Letter Agreement; and

WHEREAS, pursuant to Section 12 of the Original Letter Agreement, the Original Letter Agreement can be amended with the written consent of all parties thereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Addition of Pubco as Party to the Letter Agreement. The parties hereby agree to add Pubco as a party to the Letter Agreement. The parties further agree that, from and after the Closing, (i) all of the rights and obligations of the Company under the Letter Agreement shall be, and hereby are, assigned and delegated to Pubco as if it were the original “Company” party thereto, and (ii) all references to the Company under the Letter Agreement relating to periods from and after the Closing shall instead be a reference to Pubco. By executing this Amendment, Pubco hereby agrees to be bound by and subject to all of the terms and conditions of the Letter Agreement, as amended by this Amendment, from and after the Closing as if it were the original “Company” party thereto. For the avoidance of doubt, Pubco shall have no rights or obligations under the Letter Agreement prior to the Closing.

2. Amendments to the Letter Agreement. The Parties hereby agree to the following amendments to the Letter Agreement:

(a) The defined terms in this Amendment, and the definitions incorporated by reference from the Business Combination Agreement, are hereby added to the Letter Agreement solely to the extent such terms are used herein or therein.

(b) The parties hereby agree that (i) the terms “Offering Shares,” “Class A Ordinary Shares,” “Class B Ordinary Shares,” “Ordinary Shares,” and “Founder Shares”, as used in the Letter Agreement, shall include any and all Pubco Ordinary Shares issued in exchange therefor or into which any such securities will convert, exchange or are deemed to be converted in the Mergers, and (ii) the term “Private Placement Warrants” shall include any and all Pubco Private Warrants issued in exchange therefor in the Mergers, and references to the Ordinary Shares underlying such Private Placement Warrants shall be deemed to be references to Pubco Ordinary Shares.

(c) Effective upon the Closing, Section 8(a) of the Original Letter Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Subject to the exceptions set forth in Section 8(c), the Sponsor and each Insider agree not to Transfer (or publicly announce the intention to Transfer) any Founder Shares held by it, him or her until the earlier of (x) the six (6)-month anniversary of the Closing and (y) the date after the Closing on which Pubco or its shareholders consummate a third-party tender offer, stock sale, liquidation, merger, share exchange, reorganization or other similar transaction with an unaffiliated third party that results in holders of at least a majority of Pubco Ordinary Shares having the right to exchange their Pubco Ordinary Shares for cash, securities or other property (the “Lock-up”).

(d) Effective upon the Closing, Section 8(c) of the Original Letter Agreement is hereby deleted in its entirety and replaced with the following:

“(c) Notwithstanding the provisions set forth in paragraphs 8(a) and 8(b), the foregoing shall not apply to Transfers of the Founder Shares (including the Class A Ordinary Shares issued or issuable upon the conversion of the Founder Shares) and Private Placement Units (including the Private Placement Warrants, the Private Placement Shares and the Class A Ordinary Shares issuable upon exercise of the Private Placement Warrants) (collectively, the “Subject Equity Securities”) that are held by the Sponsor, any Insider or any of their permitted transferees, as applicable (i) in the case of an individual, by gift, will or intestate succession upon the death of such individual, (ii) to any Permitted Transferee (as defined below), (iii) in the case of an individual, pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union or pursuant to a domestic relations order, (iv) to Pubco in accordance with the requirements of the Business Combination Agreement, or (v) as required by virtue of the laws of the State of Israel; provided, however, that in the cases of clauses (i), (ii) or (iii), it shall be a condition to any such Transfer that the transferee executes and delivers to Pubco a written agreement stating that the transferee is receiving and holding such Subject Equity Securities subject to the provisions of this Letter Agreement applicable to the transferor, and there shall be no further Transfer of such Subject Equity Securities except in accordance with this Letter Agreement. As used in this Section 8(c), “Permitted Transferee” means: (A) the members of the immediate family of the transferor (for purposes of this Letter Agreement, “immediate family” means, with respect to any natural person, any of the following: such person’s spouse, the siblings of such person and his or her spouse, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses and siblings); (B) any trust or charitable organization for the direct or indirect benefit of the transferor or the immediate family of the transferor; (C) if the transferor is a trust, the trustor or beneficiary of such trust or the estate of a beneficiary of such trust; or (D) if the transferor is an entity, as a pro rata distribution to limited partners, shareholders, members, or owners of similar equity interests in the transferor.”

(e) Effective upon the Closing, Section 8 of the Original Letter Agreement is hereby amended by adding a new subsection (d) as follows:

“(d) Anti-Dilution Waiver. The Sponsor and each Insider hereby waive, for themselves and their respective successors, heirs and assigns (and agree to cause any holder of SPAC Class B Ordinary Shares they control to waive), any anti-dilution rights, adjustments or similar protections under the SPAC Charter (including under Article 17 thereof and any other provision that would permit the SPAC Class B Ordinary Shares to convert into SPAC Class A Ordinary Shares at a ratio of greater than one-for-one), in each case solely in connection with the Transactions.

3. Effectiveness. Notwithstanding anything to the contrary contained herein, this Amendment shall become effective upon the Closing. In the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

4. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original Letter Agreement are and shall remain in full force and effect. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Letter Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Letter Agreement in the Original Letter Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Letter Agreement, as amended by this Amendment. In the event of any conflict between the terms of this Amendment and the Original Letter Agreement, the terms of this Amendment shall control. The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Original Letter Agreement.

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IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its officer thereunto duly authorized this Amendment to Letter Agreement as of the date first above written.

XFC BATTERY LTD.

By:	/s/ Tamir Ben Moshe
Name:	Tamir Ben Moshe
Title:

Sincerely,

ANDRETTI SPONSOR II LLC

By:	/s/ William M. Brown
Name:	William M. Brown
Title:	Managing Member

INSIDERS:

/s/ William J. Sandbrook
Name:	William J. Sandbrook

/s/ William M. Brown
Name:	William M. Brown
/s/ Michael M. Andretti
Name:	Michael M. Andretti

/s/ Zakary C. Brown
Name:	Zakary C. Brown

/s/ James W. Keyes
Name:	James W. Keyes

/s/ Cassandra S. Lee
Name:	Cassandra S. Lee

/s/ Gerald D. Putnam
Name:	Gerald D. Putnam

/s/ John J. Romanelli
Name:	John J. Romanelli

Acknowledged and Agreed:

ANDRETTI ACQUISITION CORP. II

By:	/s/ William M. Brown
Name:	William M. Brown
Title:	Chief Executive Officer